SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 9, 2009
ZAP.COM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Nevada

(State or Other Jurisdiction of Incorporation)

000-27729	76-0571159

(Commission File Number)	(IRS Employer Identification No.)

100 Meridian Centre, Suite 350, Rochester, New York	14618

(Address of Principal Executive Offices)	(Zip Code)
(585) 242-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 — Corporate Governance and Management
Item 5.01 Change in Control of Registrant
(a) On June 17, 2009, Malcolm I. Glazer, Linda Glazer, The Malcolm I. Glazer Family Limited Partnership (the “Glazer LP”), and Avram A. Glazer (collectively, the “June Sellers”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”), Global Opportunities Breakaway Ltd. (the “Global Fund”) and Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Situations Fund”, and collectively with the Master Fund and Global Fund, the “Purchasers”), regarding the sale of shares of Zapata Corporation (“Zapata”) common stock held by the June Sellers to the Purchasers pursuant to which: (i) the Glazer LP agreed to sell 9,813,112 shares; (ii) Linda Glazer agreed to sell 6,400 shares; (iii) Malcolm Glazer agreed to sell 28,052 shares, and (iv) Avram A. Glazer agreed to sell 41,120 shares, for a price per share of $7.50. In each case, the shares sold constitute all of the shares of Zapata’s common stock beneficially owned by the June Sellers. The Share Purchase Agreement also covers the sale of 757,907 shares of common stock of Zap.Com Corporation (“Zap.Com,” or the “Registrant”), a majority owned subsidiary of Zapata, to the Purchasers by the Glazer LP (707,907 shares) and Avram Glazer (50,000 shares) for the price of $2.00 in the aggregate. On July 8, 2009, the Purchasers also entered into a purchase agreement (collectively with the Share Purchase Agreement, the “Purchase Agreements”) with Bryan Glazer, Edward Glazer and Joel Glazer (collectively with the June Sellers, the “Sellers”) to purchase an aggregate of 49,278 shares of Zapata common stock
     The closing of the sale transactions under the Purchase Agreements took place on July 9, 2009 and the Purchasers acquired an aggregate of 9,937,962 shares of Zapata’s common stock. In connection with the transaction, four designees of the Purchasers’ investment representative, Harbinger Capital Partners, LLC (“Harbinger LLC”), were elected to the Zapata Board of Directors. Three of those designees, Philip A. Falcone, Corrine J. Glass and Lawrence M. Clark, Jr. were also elected to the Zap.Com Board of Directors. Also, as part of the transactions, Avram A. Glazer resigned as Chairman, President and Chief Executive Officer of Zap.Com, and as a director. Philip A. Falcone was elected Chairman, President and Chief Executive Officer.
     The 3,312,654 shares of Zapata’s common stock acquired by the Master Fund under the Purchase Agreements may be deemed to be beneficially owned by (i) the Master Fund and (ii) Harbinger LLC, as the investment manager of the Master Fund, and each has shared voting power as to the 3,312,654 shares. The 3,312,654 shares of Zapata’s common stock acquired by the Special Situations Fund under the Purchase Agreements may be deemed to be beneficially owned by (i) the Special Situations Fund and (ii) Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), as the general partner of the Special Situations Fund, and each has shared voting power as to the 3,312,654 shares. The 3,312,654 shares of Zapata’s common stock acquired by the Global Fund (together with the Master Fund and the Special Situations Fund, the “Funds”) under the Purchase Agreements may be deemed to be beneficially owned by (i) the Global Fund, (ii) Global Opportunities Breakaway Management, L.P. (“Breakaway Management”), as the investment manager of the Global Fund and (iii) Global Opportunities Breakaway Management GP, L.L.C. (“Breakaway Management GP”), as the general partner of Breakaway Management, and each has shared voting power as to the 3,312,654 shares. Additionally, the shares held by the Funds may be deemed to be beneficially owned by (i) Harbinger Holdings, LLC (“Harbinger Holdings”), as the managing member of each of Harbinger LLC and HCPSS, and (ii) Philip A. Falcone, as the managing member of Breakaway Management GP and Harbinger Holdings and portfolio manager of each of the Funds, and Harbinger Holdings has shared voting power as to 6,625,308 shares of Zapata’s common stock and Mr. Falcone has shared voting power as to 9,937,962 shares of Zapata’s common stock to be acquired under the Purchase Agreements, constituting approximately 34.4% and 51.6%, respectively, of Zapata’s outstanding common stock. The percentage of ownership is based upon the 19,276,334 shares of Zapata’s common stock reported as outstanding on May 1, 2009 on the Quarterly Report on Form 10-Q dated May 6, 2009. The purchase price for the shares was paid from the working capital of the Purchasers.
     Zapata is the beneficial owner of 48,972,258 shares, or approximately 98% of the Registrant’s outstanding common stock. Prior to the execution of the Share Purchase Agreement, the Sellers owned beneficially and of record approximately 51.3% of Zapata’s outstanding common stock. As a result of the sale transaction under the Purchase Agreements described above, a change in control of the Registrant may be deemed to have occurred.

     The information in this Current Report on Form 8-K relating to the Share Purchase Agreement and the beneficial ownership of Zapata’s shares and the Registrant’s shares by the Purchasers and the Sellers is based solely on the Schedule 13D’s filed with the Securities and Exchange Commission with respect to Zapata by the Glazer LP, Malcolm Glazer, Linda Glazer and related beneficial owners on June 19, 2009 and July 13, 2009 and by the Purchasers and related beneficial owners on June 19, 2009 and July 13, 2009, respectively, and with respect to Zap.Com, by the Purchasers, on July ___, 2009.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 9, 2009, in connection with the transactions described in Item 5.01 of this Current Report on Form 8-K, which item is incorporated herein by reference, Avram A. Glazer resigned from Registrant’s Board of Directors and from his positions as Chairman of the Board, President and Chief Executive Officer of the Registrant. Prior to that date, Mr. Glazer had served as the Registrant’s sole director.
(c) On July 9, 2009, in connection with the transactions described in Item 5.01 of this Current Report on Form 8-K, which item is incorporated herein by reference, the Board appointed Philip A. Falcone, age 46, as Chairman of the Board, President and Chief Executive Officer of the Registrant. Mr. Falcone is presently the Chief Investment Officer and Chief Executive Officer of Harbinger, LLC, and oversees its investment and business functions. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining Harbinger LLC in 2001, Mr. Falcone served as Head of High Yield trading for Barclay’s Capital. From 1998 to 2000, he managed Barclays trading operations, including trading distressed and special situations, managing risk exposure of the desk and overseeing the desk trading and analytical team. On July 9, 2009, Mr. Falcone was elected to serve as Chairman of the Board, President and Chief Executive Officer of Zapata Corporation (NYSE:ZAP).
     There are no family relationships between Mr. Falcone and any of the Registrant’s officers and directors. In addition, there are no transactions to which Registrant or any of its subsidiaries is a party in which Mr. Falcone has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
(d) On July 9, 2009, in connection with the transactions described in Item 5.01 of this Current Report on Form 8-K, which item is incorporated herein by reference, the Registrant’s Board of Directors increased the number of directors that constitute the entire Board of Directors from one director to four directors in accordance with its Amended and Restated By-Laws.
     Effective July 9, 2009, the following persons were appointed to the Registrant’s Board of Directors to fill the vacancies caused by the increase in the size of the Board of Directors: Lawrence M. Clark, Jr., Class I director; Corrine J. Glass, Class II director; and, Philip A. Falcone, Class III director. Each of Mr. Falcone, Mr. Clark and Ms. Glass also serve as directors of Zapata and were designees of Harbinger LLC.
     There are no transactions to which Registrant or Zapata is a party in which any of the newly appointed directors has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
     The Registrant’s Board of Directors does not presently maintain any committees since it previously consisted of only one director. As soon as is practicable, the Board plans to activate two standing committees, the audit committee and the compensation committee, each to be comprised of two or more directors, in accordance with the Registrant’s By-Laws. When activated, it is expected that Mr. Falcone, Mr. Clark and Ms. Glass will serve on one or both of the committees.
[SIGNATURE PAGE TO FOLLOW]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP.COM CORPORATION
Date: July 14, 2009	By:	/s/ Leonard DiSalvo
	Name:	Leonard DiSalvo
	Title:	Vice-President — Finance and CFO